Exhibit 99.1

COPANO ENERGY, L.L.C.
MANAGEMENT INCENTIVE COMPENSATION PLAN
(As Amended and Restated effective as of February 17, 2011)

I.	PURPOSE

The purpose of this Plan is to aid Copano Energy, L.L.C. (“Copano” or “the Company”) and its Affiliates in retaining and motivating management employees of high caliber and good potential to manage and operate Copano and to aid Copano in meeting its performance objectives. It is the judgment of the Board that, in order to achieve these objectives, Copano must provide incentive compensation to those individuals who significantly contribute to the successful operation of Copano.

II.	EFFECTIVE DATE

Awards under the Plan may be made with respect to the 2005 Plan Year and each subsequent Plan Year. The Plan was originally adopted effective as of January 1, 2005, and previously amended and restated effective as of February 18, 2010. This amendment and restatement of the Plan shall be effective as of February 17, 2011.

III.	DEFINITIONS

Unless the meaning is clearly different when used in context, these terms shall have the following meanings when used either in this Plan document or in the annual Administrative Guidelines:

A.
“Administrative Guidelines” shall mean the guidelines approved annually by the Committee to provide for the administration of the Plan, including the method by which incentive compensation payments will be determined.

B.
“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

C.	“Award” shall mean the amount determined to be payable pursuant to a Target Award or a Special Incentive Award, pursuant to Article VIII.

D.	“Board” shall mean the Board of Directors of Copano Energy, L.L.C.

E.	“CEO” shall mean the Chief Executive Officer of Copano Energy, L.L.C.

F.	“Change of Control” shall mean the happening of any of the following events:

(i)	the acquisition by any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange

(ii)
Act”), other than the Company or an Affiliate of the Company, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(iii)
the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which persons who were the members of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(iv)
the sale, lease or disposition (in one or a series of related transactions) by the Company of all or substantially all the Company’s assets to any Person or its Affiliates, other than the Company or its Affiliates; or

(v)
a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the effective date of the initial public offering of the Company’s equity interests, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination or (C) are among the six initial independent directors of the Company, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

(vi)	the approval by the Board or the members of the Company of a complete or substantially complete liquidation or dissolution of the Company.

G.
“Code” shall mean the Internal Revenue Code of 1986, as amended.  References to the Code shall include references to the regulations and authoritative guidance promulgated thereunder as in effect from time to time.

H.	“Committee Chairman” shall mean the Chairman of the Committee.

I.	“Compensation Committee” or “Committee” shall mean the compensation committee of the Board.

J.	“Copano” or “the Company” shall mean Copano Energy, L.L.C. and/or, when the context requires, its Affiliates.

K.
“Eligible Employee” shall mean a person who is a management employee of the Company or a subsidiary thereof or an employee of an Affiliate who performs services in a management capacity on behalf of the Company or a subsidiary thereof.

L.
“Financial Objectives” shall mean such financial criteria and objectives as the Committee and CEO may select and the Board shall approve, from time to time, as reflected in the Administrative Guidelines.

M.
“Good Reason” shall mean (a) a reduction, regardless of amount or nature, in a Participant’s salary, bonus, benefits, or any other compensation or employment-related benefits to which Participant does not consent, (b) reassignment of a Participant (without the Participant’s consent) to any office located more than 30 miles from where the office to which Participant is assigned is located, or (c) a material diminution in a Participant’s job duties or responsibilities to which the Participant does not consent (other than diminutions occasioned solely by reason of the Company having ceased to be a publicly-held entity: for example, cessation of the public reporting responsibilities of executive, legal and financial officers would not constitute “Good Reason” diminutions).

N.
“Operational Objectives” shall mean such criteria and objectives with respect to the operations of the Company as the Committee and CEO may select and the Board shall approve, from time to time, as reflected in the Administrative Guidelines.

O.	“Participant” or “Participants” shall mean an Eligible Employee(s) to whom an opportunity for incentive compensation hereunder has been given.

P.
“Person” shall mean an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

Q.	“Personal Objectives” shall mean those personal objectives in effect from time to time for a Participant in accordance with the Administrative Guidelines.

R.	“Plan” or “MICP” shall mean this Copano Energy, L.L.C. Management Incentive Compensation Plan.

S.	“Plan Year” shall mean each 12-month period beginning on January 1 and ending on December 31.

T.	“Special Incentive Award” shall mean the amount of special incentive compensation that a Participant may be awarded as determined pursuant to Articles VII and VIII.

U.
“Target Award” shall mean for any Plan Year the amount of incentive compensation expressed as a percentage of the Participant’s annual base salary during such Plan Year that shall be payable if the Participant’s Personal Objectives and Financial and Operational Objectives are fully achieved.

V.	ADMINISTRATION AND INTERPRETATION

W.
The Plan shall be administered by the Committee or its designee. The Committee shall have sole and absolute discretion to construe and interpret the Plan and any instrument or agreement related thereto, including without limitation, the power to construe and interpret doubtful or contested terms herein and therein, and, subject to the provisions set forth herein, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the Plan’s administration.

X.
Notwithstanding any provision of law, or any explicit or implicit provision of this document, any action taken, or finding, interpretation, ruling or decision made by the Committee in the exercise of any of its rights, powers, authority or duties under this Plan shall be final and conclusive as to all parties, including without limitation all Participants and former Participants, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, finding, interpretation, ruling or decision. No final action, finding, interpretation, ruling or decision of the Committee shall be subject to de novo review in any judicial proceeding. No final action, finding, interpretation, ruling or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue. Nothing in the Plan shall be deemed to give any officer or employee of Copano or of any Affiliate, or his or her legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee may authorize pursuant to the provisions of the Plan.

Y.
The Committee shall have the sole and absolute discretion to determine an individual’s eligibility to participate, whether the performance of the Company and the Participant warrants an Award pursuant to the Plan and any instrument or agreement relating thereto, and the amount of any such Award. However, with respect to employees other than the CEO, the CEO shall recommend to the Committee whether each such employee is eligible to participate, whether the performance of such employee warrants an Award and the amount of such Award.

Z.	This Plan shall be governed by, construed and enforced in accordance with the internal laws of the State of Texas and, where applicable, the laws of the United States.

AA.
Notwithstanding anything herein to the contrary, terms of participation in the Plan by Eligible Employees will be at the absolute and sole discretion of the Committee and shall be a matter for action by the Committee only.

IV.	ELIGIBLE EMPLOYEES

A.	The CEO shall submit a list to the Committee of those Eligible Employees whom he or she believes should be participating in the Plan at the beginning of each Plan

B.
Year. The Committee shall then determine which Eligible Employees shall be Participants with respect to such Plan Year. Members of the Committee and any member of the Board who is not an employee of Copano are ineligible to receive Awards under this Plan.

C.
Employees who subsequently become Eligible Employees during the Plan Year may become Participants, with the approval of the CEO and the Committee Chairman, but, in the discretion of the CEO and Committee Chairman may only be eligible for an Award calculated pro rata based upon the period of actual service during the Plan Year.

V.	TARGET AWARDS

A.
With the assistance of the CEO (See Article IV), the Committee shall assign each Eligible Employee, who is designated a Participant pursuant to Article V, a Target Award for each Plan Year during which he is designated as a Participant. Subject to Article VIII.E., such Target Award will determine the incentive compensation that may be paid to the Participant for such Plan Year (other than any incentive compensation that may be paid pursuant to a Special Incentive Award) if applicable Personal Objectives, Financial Objectives and Operational Objectives are fully achieved. The Target Award shall be determined in accordance with the Plan and the Administrative Guidelines.

B.
Participants who receive a promotion during a Plan Year to a position that is generally recognized to have a higher Target Award, will be given a Target Award commensurate with his or her new position, which will be applicable to the salary earned between the effective date of the promotion and the end of the Plan Year.

C.
Pursuant to the Administrative Guidelines and subject to Article VIII.E., the CEO and the Committee each year shall designate what portions of the Target Award will be earned if the Participant achieves his or her Personal Objectives, Financial Objectives and Operational Objectives, respectively.

D.
At the beginning of a Plan Year, all Participants eligible for a Target Award may be required to establish Personal Objectives, which will be stated in specific, measurable terms that will be directly related to activities that will improve operating results. All Personal Objectives must be approved by the CEO (or, in the case of the CEO, by the Committee).   In lieu of specific measurable terms, a Participant’s Personal Objective may be a subjective assessment of the performance of the Participant, considering such factors as the CEO or the Committee, as applicable, deem appropriate in their discretion. Such Personal Objectives provide the basis for evaluating individual achievement at the end of the applicable Plan Year and the amount of the Award for which the Participant is eligible under the Personal Objective component.  Even if specifically measurable Personal Objectives have been established, the CEO and the Committee may make subjective adjustments to the evaluation of personal performance in

E.	determining the amount of the Target Award that may be realized through personal performance.

F.
At the beginning of the Plan Year, the CEO and the Committee shall establish Financial Objectives and Operational Objectives for the Plan Year, which shall be approved by the Board.  Subject to Article VIII.E., such Financial Objectives and Operational Objectives may provide for  financial and operational targets that must be achieved for individual Participants to realize the full measure of the portion of Target Awards determined by financial and/or operational performance.

G.	Target Awards will be rounded to the nearest $100.

H.
The Personal Objectives, Financial Objectives and/or Operational Objectives for a Plan Year may be revised from time to time at the discretion of the Committee and the CEO, and, with respect to Financial or Operational Objectives, the approval of the Board.

VI.	SPECIAL INCENTIVE AWARDS

When appropriate, and subject to the approval of the Committee, the Committee or the CEO may recommend a Special Incentive Award in recognition of exemplary performance on a specific project or issue to any Eligible Employee. The amount of such Special Incentive Award shall be determined pursuant to Article VIII.

VII.	AMOUNT OF INCENTIVE COMPENSATION AWARDS

A.
At the close of each Plan Year, the CEO shall recommend the amount of each Award to be paid to each Participant (other than for the CEO) in respect of such Plan Year, and shall submit the recommendation to the Committee. The recommendation with respect to an Award shall be based on the following guidelines:

1.
A Participant shall be eligible for an Award for a Plan Year based upon accomplishment of applicable Personal, Financial and Operational Objectives as outlined in the Administrative Guidelines for such Plan Year.

2.
A Participant whose employment ceases during a Plan Year by reason of death, disability (as determined by the Committee in its sole discretion) or retirement on or after reaching age 65 or, if prior to age 65, if approved by the Committee, and a Participant whose employment with the Company or an Affiliate is terminated without “cause” shall be eligible for an Award for such Plan Year based on a pro rata portion of Participant’s Target Award for such Plan Year through Participant’s termination date and consideration of the applicable Personal, Financial and Operational Objectives.

3.
Notwithstanding anything to the contrary herein, in the event of (i) the termination of a Participant’s employment by the Company or an Affiliate without “cause” or (ii) the termination of employment by the Participant for “Good Reason,” in either case on or within one year following a Change of Control, with respect to the Plan Year in which such termination occurred, such Participant shall be entitled to a pro rata portion of his or her Target Award for such Plan Year through Participant’s termination date, determined as if the applicable Personal, Financial and Operational Objectives for such Plan Year had been achieved at Target Level.

4.
If a Participant’s employment terminates during a Plan Year for any reason other than those set forth in Section VIII.A. 2 or 3 above, he or she will not be eligible for (or, in the case of a termination as set forth in Section VIII.A.3 above, entitled to) any portion of a Target Award for such Plan Year, except as otherwise determined by the Committee in its discretion.

5.	Participants who voluntarily terminate employment or are terminated for “cause” before the payment date of awards earned in a prior Plan Year shall forfeit such Awards.

6.	Recommendations as to the amount of any Special Incentive Awards shall be based upon such guidelines as the Committee or the CEO shall deem appropriate in their sole discretion.

B.
After the CEO makes his or her recommendation, the Committee shall meet for the purpose of determining the amounts and approving the payment of Awards. The Committee shall base its determination on the amount of any Award for the CEO (providing the CEO is a Participant) upon the guidelines set forth in Paragraph A above and such other factors as the Committee, in its sole discretion, shall determine.

C.
In no event shall an Award exceed 200% of the Participant’s annual base  salary during the Plan Year, nor shall a Special Incentive Award exceed 50% of the Participant’s actual base annual salary during the Plan Year.

D.
Awards are not to be considered compensation of an employee for purposes of calculating pensions or any other benefits unless the terms of a pension or other benefit plan, program or agreement specifically provides that the Award shall be considered in the calculation of such benefits.

E.
Notwithstanding anything to the contrary herein or in the Administrative Guidelines, the Committee shall have the discretion, by Participant or as to all Participants, to adjust some or all of the amount of any Award that  would otherwise be payable by reason of the satisfaction of the applicable Financial, Operational and/or Personal Objectives.  In making any such adjustment, the Committee is authorized to take in to account any such factor or factors as it

F.
determines are appropriate, including, without limitation, Company, business unit and individual performance.  Except with respect to any Award that becomes payable pursuant to Section VIII.A.3, no Award is considered “earned” under the Plan until the Committee so determines and specifies the amount that will be paid with respect to such Award.

VIII.	FORM AND SETTLEMENT OF INCENTIVE COMPENSATION AWARDS

A.
Awards shall be paid in cash by Copano in a single lump sum payment; provided, however, that, the Committee may, in its sole discretion, determine that such Awards shall be paid in common units, restricted units or phantom units (“Units”) of the Company under the Company’s Long-Term Incentive Plan.  The number of Units that would be paid in satisfaction of an Award shall be determined based on the amount of cash that would otherwise be paid with respect to the Award and the price of a common unit of the Company, determined as of a specified date or based on an average during a specified range of dates, as the Committee may determine in its sole discretion.  If the Committee determines that Awards with respect to a Plan Year shall be paid in Units, such Units may be subject to such forfeiture restrictions as the Committee may determine in its sole discretion. The Committee shall have complete and absolute authority to determine the settlement of each individual Award.

B.
Awards with respect to Target Awards for a Plan Year shall be paid as soon as reasonably practicable following the end of such Plan Year and approval by the Committee or its designee, but no later than March 15 following the end of such Plan Year, subject to restrictions outlined in the Administrative Guidelines applicable to such Plan Year; provided, however, that in the event of the termination of a Participant’s employment during a Plan Year under circumstances described in Article VIII.A.3, payment of the Participant’s Award shall be made at the time determined by Copano, but not later than 60 days following the Participant’s “separation from service” within the meaning of Section 409A of the Code.

C.
A Special Incentive Award may be paid at any time, in the discretion of the Committee, but in no event later than March 15 of the calendar year following the year in which the Committee approved such Special Incentive Award.

D.
If a Participant dies before the payment of an Award, any rights to the payment of such Award shall be paid pursuant to a designation of beneficiary form executed by a Participant and on file with the Director of Human Resources or if none, to his or her estate or legal representative.

E.
Should a Participant become incompetent or payment otherwise becomes due to a person who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or incompetent or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

F.	Copano shall calculate the deductions from the Award paid under the Plan for any taxes required to be withheld by federal, state or local government and shall cause them to be withheld.

IX.	LIMITATIONS

A.
No Participant or any other person shall have any interest in Copano, or any other company affiliated with Copano, any fund or in any specific asset or assets of Company or its Affiliates by reason of an Award that has been made, but has not been paid or distributed. No right or benefit provided in this Plan shall be transferable by the Participant except, upon his or her death, as provided in this Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary. Any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit shall, in the discretion of the Committee, cease. In that event, the Committee may have Copano hold or apply the right or benefit or any part of it to the benefit of the Participant, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

B.	Nothing in this Plan shall be construed:

1.	To give any employee of Copano or an Affiliate any right to be designated a Participant in the Plan;

2.	To give a Participant any right to receive an Award except in accordance with the terms of this Plan;

3.	To limit in any way the right of Copano or an Affiliate to terminate a Participant’s employment at any time and for any reason;

4.	To evidence any Copano agreement or understanding, expressed or implied, that Copano will employ a Participant in any particular position or for any particular remuneration or time; or

5.	To give a Participant or any other person claiming through him any interest or right under this Plan other than that of an unsecured general creditor of Copano.

C.	Participants shall forfeit without payment all rights with respect to an Award in the following circumstances (unless the Administrative Guidelines published by the Committee provide otherwise):

D.	If a Participant’s employment is terminated for any reason other than those set forth in Article VIII.A. 2 and 3 above;

1.	If the Participant engages in willful, deliberate or gross misconduct; or

2.
If, in the sole determination of the Committee, the Participant engages in competitive activities, or activities to the detriment of Copano following the Participant’s termination of employment and prior to payment of the Award.

X.	NATURE OF PLAN

It is also specifically recognized by both Copano and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of Copano for the fulfillment of its obligations hereunder. Under all circumstances, the rights of Participants to any asset held by Copano will be no greater than the rights expressed in this Plan. Nothing contained in this Plan shall constitute a guarantee by Copano that the assets of Copano will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of Copano; the Participants are only unsecured creditors of Copano with respect to their Plan benefits and the Plan constitutes a mere contingent promise by Copano to make payments in the future if earned pursuant to the terms of the Plan and the Administrative Guidelines. Although Copano may establish a trust to accumulate assets to fulfill its obligations, the Plan and the trust, if so established, will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever in any Participant in any asset held by Copano, contributed to the trust or otherwise designated to be used for payment of any of its obligations created in this Plan. No specific assets of Copano have been or shall be set aside, or shall in any way be transferred to the trust or shall be pledged in any way for the performance of Copano’s obligation under this Plan which would remove such assets from being subject to the general creditors of Copano.

XI.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

The Board may at any time amend, suspend or terminate the Plan, in whole or in part, except that no amendment, suspension or termination shall reduce any benefits payable to a Participant or his or her spouse, estate or legal representative or shall reduce any benefit awarded to a Participant prior to the date of such amendment, suspension or termination, except as provided in Section X of this Plan.

XII.	SUCCESSORS AND ASSIGNS

The provisions of the Plan shall be binding upon Copano and its successors and upon the Participants and their legal representatives.

XIII.	UNFUNDED ARRANGEMENT

It is intended that this Plan shall be unfunded for federal tax purposes and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended.

MISCELLANEOUS

Wherever applicable, the masculine pronoun as used herein shall be deemed to means the feminine, the feminine pronoun the masculine, the singular the plural and the plural the singular.

XIV.	CLAWBACK POLICIES

If (a) the Company is required, pursuant to a determination made by the Securities and Exchange Commission (“SEC”) or by the Audit Committee of the Board (“Audit Committee”), to prepare an accounting restatement due to noncompliance of the Company with any financial reporting requirement under applicable securities laws as a result of misconduct, and the Board or the Audit Committee determines that a Participant  (i) has engaged in fraud or willful misconduct that directly caused or otherwise directly contributed to the need for a restatement of the Company’s financial results in order to comply with applicable laws, (ii) was grossly negligent with respect to such misconduct or (iii) knowingly or grossly negligently failed to prevent the misconduct, or (b) the Board or the Audit Committee concludes that a Participant has engaged in willful fraud, embezzlement or other similar misconduct materially detrimental to the Company, then the Board or the Audit Committee will be authorized to recoup Awards paid under this Plan as described below.

If, in the case of clause (a) above, after a review of all Awards awarded to or earned by the Participant on the basis of performance during the years materially affected by the restatement, the Board or Committee determines, in its reasonable discretion, that any such Awards would have been lower if it had been based on the restated results, the Board or the Committee may within 12 months of such a restatement, seek recoupment from such Participant of the portion of such Award that would not have been paid had the financial results been properly reported, as the Board or Audit Committee deems appropriate based on a review of all relevant facts and circumstances. In the case of a recoupment pursuant to clause (b) above, the Board or Audit Committee may determine in its reasonable discretion to recoup all Awards paid to the Participant for performance during each year during which such misconduct occurred. In each case, any recoupment shall be paid by the Participant within sixty (60) days of receipt from the Company of written notice requiring payment of such amount.  In the event an Award subject to recoupment pursuant to this Article XVI was paid or settled in Units, to the extent permitted by applicable law, the affected Participant may satisfy his or her recoupment obligation by delivering to the Company, free and clear of any lien or other encumbrance, the Units received in connection with such settlement or payment.  Any such recoupment effort authorized by the Board or Audit Committee shall be subject to the applicable dispute resolution procedures in any employment or compensation arrangement with the affected Participant. For purposes of this policy, an act or omission will not be considered to constitute fraud or willful misconduct if the person in good faith relied upon the Company’s accountants or legal counsel.  Upon a Change of Control, this policy will be of no further force or effect unless prior to such Change of Control the Board expressly authorizes the continuation of this policy.

In addition, notwithstanding anything to the contrary in the Plan, any Administrative Guidelines adopted hereunder or any other agreement between the Company and Participant, if, and only to the extent, that the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules or regulations promulgated thereunder by the SEC or any similar federal or state law requires the Company to recoup any erroneously paid incentive compensation, the Participant shall promptly repay any Award(s) paid to him or her under the Plan to the Company upon the Company’s written request, even if the Participant has terminated his or her employment with the Company by the time of any such request.

Compliance with the provisions of this Article XVI is as a condition of participation in the Plan and acceptance of payment of any Award hereunder.  This Article XVI shall survive any the termination of the Plan.

XV.	COMPLIANCE WITH SECTION 409A OF THE CODE:

A.
This Plan and all Target Awards and Special Incentive Awards granted hereunder are intended to be exempt from the provisions of Section 409A of the Code pursuant to the short term deferral exception thereunder and shall be construed and interpreted at all times consistent with such intent. Notwithstanding anything to the contrary herein and without the consent of any Participant, spouse, estate or legal representative, (i) the Committee may, in its sole discretion, determine that an Award payable in Units shall be deferred in a manner that complies with Section 409A and that any such Award may be terminated and its payment accelerated in accordance with the applicable requirements of Section 409A of the Code, and (ii) the Committee shall be authorized to make such Plan amendments as shall be necessary or desirable, as determined in its sole discretion, to cause the Plan and Awards to comply with the short term deferral exception to Section 409A of the Code or with the requirements for nonqualified deferred compensation under Section 409A of the Code, to the extent that such requirements are determined to be applicable.

B.
Notwithstanding anything to the contrary herein, if payment of an Award would be subject to additional taxes and interest under Section 409A of the Code because the timing of such payment is not delayed as provided in Section 409A(a)(2)(B)(i) of the Code, then any such payment that the Participant would otherwise be entitled to during the first six months following the date of the Participant’s termination of employment shall be accumulated and paid on the first business day that is six months after the date of the Participant’s termination of employment, or such earlier date upon which such payment can be paid under Section 409A of the Code without being subject to such additional taxes and interest.  For purposes of this paragraph, (a) the Participant will be bound by the Company’s determination of its “specified employees” (as such term is defined in Section 409A of the Code) in accordance with any of the methods permitted under the regulations issued under Section 409A of the Code and (b) the termination of the Participant’s employment will be interpreted consistent with the meaning of the term “separation from service” in Section 409A(a)(2)(A)(i) of the Code.